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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

        We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-1 of our report dated August 11, 2004, relating to the financial statements of Coastal Bancshares Acquisition Corp. as of August 6, 2004 and for the period from May 19, 2004 (the inception date) to August 6, 2004.

HEIN & ASSOCIATES LLP

Houston, Texas
August 13, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM